Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

The Board of Directors and Shareholders
Radisys Corporation:

We consent to the incorporation by reference in the registration statement No. 333‑191229 on Form S‑3 and registration statement Nos. 333‑80577, 333‑00514, 333‑46473, 333‑80087, 333‑80089, 333‑85093, 333‑38966, 333‑38988, 333‑50582, 333‑50584, 333‑68362, 333‑106670, 333‑111520, 333‑116570, 333‑126189, 333‑137060, 333‑142968, 333‑142969, 333‑158959, 333‑162230, 333‑162231, 333‑169044, 333‑173885, 333‑175510, 333‑175511, 333‑191033, 333‑191034, 333‑190171, 333‑190176 and 333-201717 on Form S‑8 of Radisys Corporation of our report dated February 27, 2015, with respect to the consolidated balance sheets of Radisys Corporation as of December 31, 2014 and 2013, and the related consolidated statements of operations, comprehensive loss, changes in shareholders’ equity, and cash flows for each of the years in the three‑year period ended December 31, 2014, and the effectiveness of internal control over financial reporting as of December 31, 2014, which report appears in the December 31, 2014 annual report on Form 10‑K of Radisys Corporation.

/s/ KPMG

Portland, Oregon
February 27, 2015